FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: (949) 380-6100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 380-6100

Microsemi Reports First Quarter 2013 Results

•	Net Sales of $247.6 million, up 2.8 Percent Over Prior Year Quarter

•	GAAP and Non-GAAP Gross Margin of 57.6 Percent

•	Non-GAAP Diluted EPS of $0.50, up 28.2 Percent Over $0.39 from Prior Year Quarter.

ALISO VIEJO, Calif. - Jan. 24, 2013 - Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today reported unaudited results for its first quarter of fiscal 2013 ended Dec. 30, 2012.

Net sales for Microsemi's first quarter of fiscal 2013 were $247.6 million, up 2.8 percent over the prior year quarter. GAAP gross margin was 57.6 percent, improving 540 basis points over the prior year quarter and improving 40 basis points sequentially. GAAP operating margin was 10.3 percent, improving 1,060 basis points over the prior year quarter and improving 20 basis points sequentially. GAAP net income for the first quarter of 2013 was $14.2 million compared to a GAAP net loss of $44.6 million in the prior year quarter and GAAP net income of $11.6 million in the prior quarter. GAAP diluted earnings per share for the first quarter of 2013 were $0.16.

For the first quarter of fiscal 2013, non-GAAP gross margin was 57.6 percent, improving 290 basis points over the prior year quarter and improving 40 basis points sequentially. Non-GAAP operating margin was 22.9 percent, improving 140 basis points over the prior year quarter. Non-GAAP net income was $45.0 million and non-GAAP diluted earnings per share were $0.50.

“We continue to execute on our long term strategy,” stated James J. Peterson, president and CEO of Microsemi. "In a difficult environment, Microsemi delivered results within guidance and continued to lay the foundation for future revenue and profitability growth by improving product mix and gross margins, paying down our term loan, and implementing a disciplined cost control program. As we look toward expected recovery in 2013, we will continue to see accelerating success of Microsemi's total solution approach in the marketplace.”

Business Outlook
Microsemi expects net sales in the second quarter of fiscal year 2013 to decline 4 percent to 8 percent, sequentially, and expects non-GAAP diluted earnings per share of between $0.37 and $0.43.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the “SAFE HARBOR” STATEMENT below for risks that may affect future actual results.

Non-GAAP Financial Measures
For further information regarding Microsemi's non-GAAP financial measures, please refer to “Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information” below. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

Information for First Quarter 2013 Earnings Conference Call and Webcast:

Date:    Thursday, Jan. 24, 2013
Time:    4:45 p.m. EST (1:45 p.m. PST)

To access the webcast, log on to www.microsemi.com, go to the Investors section and then to Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, call 877-264-1110 or 706-634-1357 at approximately 4:30 p.m. EST (1:30 p.m. PST). Please provide the following ID Number: 88746343.

A telephonic replay will be available from 6 p.m. EST (3 p.m. PST) on Thursday, Jan. 24, 2013 through 11:59 p.m. EST (8:59 p.m. PST) on Thursday, Jan. 31, 2013. To access the replay, call: 855-859-2056 or 404-537-3406. Please enter the following ID Number: 88746343.

About Microsemi Corporation

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for communications, defense & security, aerospace and industrial markets. Products include high-performance, radiation-hardened and highly reliable analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and voice processing devices; RF solutions; discrete components; security technologies and scalable anti-tamper products; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, our belief that Microsemi is positioned for continued growth, and any other statements or beliefs regarding the company's plans or expectations. Other examples of forward looking statements that are incorporated in our current and expected results include, but are not limited to, statements concerning our expectations that we will be able to successfully integrate acquired companies and personnel with our existing operations; expectations that plant consolidations will result in anticipated cost savings without unanticipated costs or expenses; expectations regarding tax exposures and future tax rates, our ability to realize deferred tax assets, and the effect of examinations by US, state or foreign jurisdictions; expectations regarding competitive conditions; new market opportunities and emerging applications for our products; the uncertainty of litigation, the costs and expenses of litigation, and the potential material adverse effect litigation could have on our business and results of operations; beliefs that our customers will not cancel orders or terminate or renegotiate their purchasing relationships with us; expectation that we will not suffer production delays as a result of a supplier's inability to supply parts; the effect of events such as natural disasters and related disruptions on our operations, including, without limitation, the effects of Hurricane Sandy in the northeast United States; beliefs that we stock adequate supplies of all materials; beliefs that we will be able to successfully resolve any disputes and other business matters as anticipated; beliefs that we will be able to meet our operating cash and capital commitment requirements in the foreseeable future; critical accounting estimates;

expectations regarding our financial and operating results; expectations regarding our liquidity and capital resources, including our loan covenants; expectations regarding our performance and competitive position in future periods; and expectations regarding our outlook for our end markets. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable or declining conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations, including, without limitation, the impact of Hurricane Sandy in the northeast United States; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales, including impacts of potential sequestration under the Budget Control Act of 2011; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Aliso Viejo, Calif. (949) 380-6100.

(Financial Tables Follow)

MICROSEMI CORPORATION
Selected GAAP and Non-GAAP Financial Measures
(Unaudited, in millions except, for percentages and per share amounts)

	Quarter Ended
	Dec 30, 2012	Sep 30, 2012	Jan 1, 2012
Net sales	$247.6	$263.1	$240.9

Selected GAAP Financial Measures
Gross profit	$142.6	$150.4	$125.7
Gross margin	57.6%	57.2%	52.2%
Operating income (loss)	$25.5	$26.6	$(0.7)
Operating margin	10.3%	10.1%	(0.3)%
Net income (loss)	$14.2	$11.6	$(44.6)
Diluted earnings (loss) per share	$0.16	$0.13	$(0.52)

Selected Non-GAAP Financial Measures
Gross profit	$142.6	$150.4	$131.9
Gross margin	57.6%	57.2%	54.7%
Operating income	$56.7	$64.5	$51.8
Operating margin	22.9%	24.5%	21.5%
Net income	$45.0	$51.8	$33.6
Diluted earnings per share	$0.50	$0.58	$0.39

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" and "Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information".

MICROSEMI CORPORATION
Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended
	Dec 30, 2012	Sep 30, 2012	Jan 1, 2012
GAAP gross profit	$142.6	$150.4	$125.7
Manufacturing profit in acquired inventory (1)	—	—	6.2
Non-GAAP gross profit	$142.6	$150.4	$131.9

GAAP operating income (loss)	$25.5	$26.6	$(0.7)
Adjustments to GAAP gross profit	—	—	6.2
Restructuring and other special charges (2)	1.4	0.3	7.8
Amortization of intangible assets (3)	21.7	27.4	24.9
Stock based compensation (4)	8.1	9.7	7.5
Acquisition costs (5)	—	0.5	6.1
Non-GAAP operating income	$56.7	$64.5	$51.8

GAAP net income (loss)	$14.2	$11.6	$(44.6)
Adjustments to GAAP gross profit and operating income	31.2	37.9	52.5
Thailand flood-related charges (2)	—	—	3.5
Credit facility issuance and refinancing costs (6)	0.3	0.3	34.0
(Gain) in debt and derivative instruments (7)	(0.3)	(0.2)	(5.1)
Income tax effect on non-GAAP adjustments (8)	(0.4)	2.2	(6.7)
Non-GAAP net income	$45.0	$51.8	$33.6

GAAP diluted earnings (loss) per share	$0.16	$0.13	$(0.52)
Effect of non-GAAP adjustments on diluted earnings per share	$0.34	$0.45	$0.91
Non-GAAP diluted earnings per share	$0.50	$0.58	$0.39

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	90.1	88.8	86.2

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in "Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information".

MICROSEMI CORPORATION
Summary of Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended December 30, 2012
	GAAP	Non-GAAP Adjustments	Non-GAAP
Net sales	$247.6	$—	$247.6
Gross profit	$142.6	$—	$142.6
Operating expense	$117.1	$(31.2)	$85.9
Operating income	$25.5	$31.2	$56.7
Interest and other expense, net	$(8.3)	$—	$(8.3)
Income before income taxes	$17.2	$31.1	$48.3
Provision for income taxes	$3.0	$0.4	$3.4
Net income	$14.2	$30.8	$45.0
Diluted earnings per share	$0.16	$0.34	$0.50

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" and "Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information".

MICROSEMI CORPORATION
Consolidated Condensed Statement of Income and Operating Cash Flow
(unaudited, in millions, except per share amounts)

	Quarter Ended
	Dec 30, 2012	Sep 30, 2012	Jan 1, 2012
Net sales	$247.6	$263.1	$240.9
Cost of sales	105.0	112.7	115.2
Gross profit	$142.6	$150.4	$125.7

Operating expenses
Selling, general and administrative	$51.3	$53.6	$48.6
Research and development	43.2	42.8	39.6
Amortization of intangible assets	21.7	27.4	24.9
Acquisition costs	—	0.5	6.1
Restructuring charges	0.9	(0.5)	7.2
Total operating expenses	$117.1	$123.8	$126.4

Operating income (loss)	$25.5	$26.6	$(0.7)

Interest and other (expense), net	(8.3)	(8.6)	(44.2)
Income (loss) before income taxes	$17.2	$18.0	$(44.9)
Provision (benefit) for income taxes	3.0	6.4	(0.3)
Net income (loss)	$14.2	$11.6	$(44.6)

Earnings (loss) per share
Basic	$0.16	$0.13	$(0.52)
Diluted	$0.16	$0.13	$(0.52)

Weighted-average common shares outstanding
Basic	88.5	86.5	85.2
Diluted	90.1	88.8	85.2

Operating cash flow	$28.1	$55.2	$19.2
Capital expenditures	(8.5)	(9.3)	(12.4)
Free cash flow	$19.6	$45.9	$6.8

MICROSEMI CORPORATION
Consolidated Balance Sheet
(unaudited, in millions)

	Dec 30, 2012	Sep 30, 2012
ASSETS
Current assets
Cash and cash equivalents	$203.3	$204.3
Accounts receivable, net	159.4	153.2
Inventories, net	158.9	159.1
Deferred income taxes	20.4	20.4
Other current assets	23.4	24.3
Total current assets	$565.4	$561.3
Property and equipment, net	116.6	116.1
Goodwill	790.2	790.2
Intangible assets, net	378.3	400.0
Deferred income taxes	33.6	33.1
Other assets	33.9	33.9
TOTAL ASSETS	$1,918.0	$1,934.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$68.1	$75.4
Accrued liabilities	71.5	80.2
Current maturity of long-term liabilities	0.8	0.9
Total current liabilities	$140.4	$156.5
Credit facility	751.0	776.0
Deferred income taxes	24.5	25.1
Other long-term liabilities	47.3	49.0
Stockholders' equity	954.8	928.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,918.0	$1,934.6

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of our financial performance and future prospects by being more reflective of our core operational activities and more comparable with our results over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(1)
Manufacturing profit in acquired inventory results from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross profit between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit as it does not reflect continuing operations of acquired operations.

(2)
Restructuring activities involve the closure, sale and consolidation of certain Microsemi facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Gain (loss) on facility sales or closures relate to gain or loss on property and equipment and losses related to property and equipment destroyed in the Thailand flood in October 2011. It also includes insurance recoveries on losses when or if received.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(3)
While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(4)
Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(5)
Under relevant accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(6)
Debt issuance and refinancing costs have been excluded as they are discrete charges we incurred to issue or refinance our credit facility. In the first quarter of 2013 and fourth quarter of 2012, we recorded $0.3 million in amortization of deferred financing expenses per quarter. In the first quarter of 2012, we increased our credit facility in conjunction with the acquisition of Zarlink and recorded $34.0 million in extinguishment expense. Management excludes these expenses from internal measurements of credit facility interest rates and in evaluating current performance.

(7)
Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results. We elected the fair value option in accounting for term loan balances outstanding under Microsemi's credit facility prior to the October 2011 amendment of our credit facility and changes in fair value of the loan balances and related interest rate swaps were reflected as adjustments to the income statement. Upon election of the fair value option, up front debt issuance costs were immediately recognized as an expense. We did not elect the fair value option on subsequent amendments and are reporting the current term loan balance at par. We entered into a foreign currency forward near the end of the fourth quarter of 2011 to minimize exposure to USD/CAD exchange rates in conjunction with the acquisition of Zarlink. We recognized a $15.4 million gain on settlement in the first quarter of 2012 that was offset by a $10.3 million loss from fair value changes in term loan balances and interest rate swaps, all of which we excluded from our non-GAAP results. Subsequent to the first quarter of 2012, only interest rate swaps were recorded under fair value accounting. Management excludes these gains and losses from internal measurements and in evaluating current performance.

(8)
The tax effect on non-GAAP adjustments represents the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

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MSCCIR

Source: Microsemi Corporation